Exhibit 99.3

Golden Falcon Acquisition Corp. Announces Closing of

$345 Million Initial Public Offering

NEW YORK, NY, December 22, 2020 – Golden Falcon Acquisition Corp. (NYSE: GFX.U) (the “Company”) announced today that it closed its initial public offering of 34,500,000 units, which included the full exercise of the underwriters’ over-allotment option. The offering was priced at $10.00 per unit, generating total gross proceeds of $345,000,000.

The units are listed on the New York Stock Exchange (the “NYSE”) and trade under the ticker symbol “GFX.U”. Each unit consists of one share of the Company’s Class A common stock and one-half of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one share of Class A common stock at a price of $11.50 per share. Once the securities comprising the units begin separate trading, shares of the Class A common stock and warrants are expected to be listed on the NYSE under the symbols “GFX” and “GFX WS,” respectively.

The Company, led by Makram Azar and Scott Freidheim, was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities. While the Company may pursue an initial business combination with any target business and in any sector or geographical location, it intends to focus its search on companies operating in the technology, media, telecommunications and fintech sectors that are headquartered in Europe, Israel, the Middle East or North America.

UBS Securities LLC and Moelis & Company LLC acted as joint book-running managers of the offering and EarlyBirdCapital, Inc. as lead manager for the offering. The offering was made only by means of a prospectus. Copies of the prospectus may be obtained from UBS Securities LLC, Attn: Prospectus Department, 1285 Avenue of the Americas, New York, NY 10019, or by telephone at (888) 827-7275, or by e-mail at olprospectusrequest@ubs.com.

Registration statements relating to these securities have been filed with the Securities and Exchange Commission (“SEC”) and became effective on December 17, 2020. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Golden Falcon Acquisition Corp.

The Company is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganisation or similar business combination with one or more businesses. While the Company may pursue an initial business combination target in any business or industry, it intends to focus its search on companies in the technology, media, telecommunications and fintech sectors that are headquartered in Europe, Israel, the Middle East or North America. The Company is led by Chief Executive Officer, Makram Azar, and Chairman, Scott Freidheim.

FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute “forward-looking statements,” including with respect to the anticipated use of the net proceeds of the public offering. No assurance can be given that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Investor Contact:

Golden Falcon Acquisition Corp.

John M. Basnage de Beauval, General Counsel

john@goldenfalconcorp.com

Media Contacts:

Salamander Davoudi

T: +442034342334

M: +447957549906

fullcirclecapital@tancredigroup.com

Helen Humphrey

T: +442034342321

M: +447449226720

fullcirclecapital@tancredigroup.com

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